Exhibit 99.1

MONARCH FINANCIAL PROFITS RISE 17% TO A NEW

QUARTERLY RECORD, CASH DIVIDEND DECLARED

Chesapeake, VA, April 21, 2016 - Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported record quarterly profits and solid loan and deposit growth. The Board of Directors announced a quarterly common stock cash dividend of $0.09 per common share, payable on May 27, 2016, to shareholders of record on May 10, 2016. This quarterly payment represents a 10% increase over the dividend paid in the second quarter of 2015 after adjusting for the effect of the December 2015 11-for-10 stock split.

First quarter 2016 highlights are:

•	Record net income of $4,056,709, up 17.2%

•	Diluted earnings per share of $0.34, up 17.2%

•	Return on equity of 13.73%

•	Net interest margin at 4.27%

•	Net loans held for investment grew $21 million, an annualized 10.0% growth rate

•	Non-performing assets 0.16%

•	$458 million in mortgage loans closed, 70% purchase-money

“We are pleased to report the best quarterly profits in the history of Monarch, a fitting close as we prepare to merge with TowneBank in late June. Loan growth coupled with a strong net interest margin drove the improved profitability. Financial discipline across all business lines also drove our above peer financial performance.” stated Brad E. Schwartz, Chief Executive Officer. “From a shareholder perspective earnings per share were up 17% for the year, cash dividends declared in 2016 have grown by 16.5% compared to the previous year, and our net income available to common shareholders hit a new quarterly record. This was all accomplished as we focused on our upcoming June merger with TowneBank. We are extremely proud of what we have accomplished at Monarch over the past 17 years and are eager to continue our journey as members of the TowneBank family.”

Net income was $4,056,709 for the first quarter of 2016, up 17.2% from the same period one year ago. The quarterly annualized return on average equity (ROE) was 13.73%, and the quarterly return on average assets (ROA) was 1.42%. Quarterly diluted earnings per share increased to $0.34 compared to $0.29 for the same quarter in 2015, a 17.2% improvement.

Total assets at March 31, 2016 were $1.21 billion, with both loans and deposits showing strong year over year growth. Year over year total loans held for investment grew $63 million or 8.0% and on a linked-quarter basis grew $21 million for an annualized growth rate of 10%. Mortgage loans held for sale grew $29 million or 18.3% due to our growing pipeline and closings of mortgage loans at quarter-end. Deposits grew $26 million or 2.5% for the year, driven by growth in demand deposit accounts and time deposits. Demand deposit accounts grew $37 million or 11.3% for the year, with 34% of our total deposit mix in demand deposits.

“Loans held for investment continued to grow in the quarter despite the competitive lending environment and our pricing and interest rate risk discipline. Our focus for the remainder of the year is continued exceptional service to our clients and ensuring the transition to TowneBank is smooth and uneventful.” stated Neal Crawford, President of Monarch Bank. “The merger will allow us to lend a great deal more on a client by client basis which we hope will drive loan growth well into the future.”

Non-performing assets to total assets were 0.16% compared to 0.39% one year prior and 0.19% the previous quarter, all of which remain significantly below that of our local, state, and national peer group. Non-performing assets were $1.9 million compared to $4.6 million one year prior. Non-performing assets were comprised of $1.8 million in non-accrual loans, $104 thousand in loans more than 90 days past due, and no other real estate or repossessed assets. Net recoveries for the first quarter were $14 thousand. The allowance for loan losses represents 1.05% of loans held for investment and 457% of non-performing loans.

The Board of Directors announced a quarterly common stock cash dividend of $0.09 per common share, payable on May 27, 2016, to shareholders of record on May 10, 2016. Due to the 11-for-10 stock split in December 2015, the dividend represents a 10% increase in cash dividends over the previous quarterly dividend. Dividend payments on a per share basis increased 16.5% in 2016 when compared to the same period in 2015. We have increased our cash dividend payout every year since we began paying cash dividends in 2010.

Our merger agreement with TowneBank calls for every share of Monarch stock to be converted into 0.883 shares of TowneBank stock, pending shareholder and regulatory approvals. Based on TowneBank’s most recent quarterly dividend announcement, and assuming those dividends continue at the same level, Monarch shareholders would expect to see another increase of approximately 17.7% in their quarterly cash dividend payments in future quarters after the merger is consummated.

Capital remained strong. Average equity to average assets was 10.3%, and total risk-based capital to risk weighted assets at Monarch Bank equaled 13.6%, significantly higher than the level required to be rated “Well Capitalized” by federal banking regulators. Monarch was again awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank rating agency that rates banks on safety and soundness.

Net interest income, our number one driver of profitability, increased $857 thousand for the first quarter, or 8.1% driven by increased earning assets, an improved asset mix, and disciplined loan and deposit pricing. The net interest margin was 4.27% for the first quarter compared to 4.32% in the same quarter of 2015.

Non-interest income in the first quarter declined 8.7% or $1.9 million from the previous year driven by lower revenues from mortgage loans sold and related title insurance fees. Investment and insurance revenue increased 39%. Mortgage revenue continues to be the number one driver of non-interest income. We closed $458 million in mortgage loans (70% purchase) during the first quarter of 2016 compared to $487 million (53% purchase) in the same quarter one year prior. Total non-interest expense declined 6.6% or $1.8 million during the fourth quarter driven by reduced mortgage commissions and loan origination expense.

“The first quarter was one of our best starts to a year with higher than budgeted volume and a strong demand for home purchase loans. Loan originations have grown stronger each month with a spring pipeline that should result in continued mortgage profitability.” stated William T. Morrison, CEO of Monarch Mortgage.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with ten banking offices in Chesapeake, Virginia Beach, Norfolk, and Williamsburg, Virginia. Monarch Bank also has loan production offices in Newport News and Richmond, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Monarch Mortgage and our affiliated mortgage companies have over thirty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Fitzgerald Financial, LLC (secondary mortgage origination), Advance Mortgage, LLC (secondary mortgage origination), Monarch Bank Private Wealth (investment, trust, planning and private banking), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”.

On December 17, 2015 we announced the sale of Monarch Financial Holdings, Inc. and Monarch Bank to TowneBank of Portsmouth, Virginia. Pending regulatory and shareholder approvals we anticipate the merger will occur in late June of 2016.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact:         Brad E. Schwartz – (757) 389-5111, www.monarchbank.com,

#

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
ASSETS:
Cash and due from banks	$13,185	$13,946	$11,862	$15,319	$13,870
Interest bearing bank balances	59,694	58,638	75,658	84,225	73,237
Federal funds sold	13,919	1,296	14,188	2,377	63,311
Investment securities, at fair value	26,869	30,219	14,998	17,338	20,283
Mortgage loans held for sale	189,131	169,345	153,243	193,948	159,899
Loans held for investment, net of unearned income	850,054	829,269	790,704	792,962	787,003
Less: allowance for loan losses	(8,901)	(8,887)	(8,733)	(8,676)	(8,644)

Net loans	841,153	820,382	781,971	784,286	778,359

Bank premises and equipment, net	28,355	28,972	29,513	30,117	30,050
Restricted equity securities, at cost	3,672	3,881	3,658	4,706	3,243
Bank owned life insurance	10,796	10,635	10,528	10,465	9,950
Goodwill	775	775	775	775	775
Accrued interest receivable and other assets	24,958	23,365	25,195	27,119	25,403

Total assets	$1,212,507	$1,161,454	$1,121,589	$1,170,675	$1,178,380

LIABILITIES:
Demand deposits - non-interest bearing	$296,512	$280,080	$276,706	$293,442	$270,446
Demand deposits - interest bearing	69,753	68,963	62,335	54,580	58,725
Money market deposits	363,939	364,893	365,615	379,716	417,329
Savings deposits	18,410	19,517	19,263	19,431	19,519
Time deposits	314,797	265,641	238,260	231,854	271,121

Total deposits	1,063,411	999,094	962,179	979,023	1,037,140
FHLB borrowings	—	16,000	10,000	46,025	1,050
Trust preferred subordinated debt	10,000	10,000	10,000	10,000	10,000
Accrued interest payable and other liabilities	18,056	18,638	23,376	22,167	19,653

Total liabilities	1,091,467	1,043,732	1,005,555	1,057,215	1,067,843

STOCKHOLDERS’ EQUITY:
Common stock	57,199	57,199	57,516	52,182	51,950
Capital in excess of par value	17,457	17,241	16,859	8,846	8,555
Retained earnings	46,337	43,350	41,612	52,412	49,957
Accumulated other comprehensive loss	(54)	(157)	(38)	(65)	(14)

Total Monarch Financial Holdings, Inc. stockholders’ equity	120,939	117,633	115,949	113,375	110,448
Noncontrolling interest	101	89	85	85	89

Total equity	121,040	117,722	116,034	113,460	110,537

Total liabilities and stockholders’ equity	$1,212,507	$1,161,454	$1,121,589	$1,170,675	$1,178,380

Common shares outstanding at period end (3)	11,877,309	11,880,909	11,884,060	11,855,761	11,810,641
Nonvested shares of common stock included in commons shares outstanding (3)	437,440	441,040	380,875	375,595	381,645
Book value per common share at period end (1)(4)	$10.18	$9.89	$9.79	$9.56	$9.35
Tangible book value per common share at period end (2)(4)	$10.12	$9.82	$9.72	$9.50	$9.29
Closing market price (4)	$16.61	$17.99	$11.27	$11.41	$11.37
Total risk based capital - Consolidated company	13.85%	13.69%	14.04%	13.62%	13.57%
Total risk based capital - Bank	13.76%	13.60%	13.95%	13.52%	13.38%

(1)	Book value per common share is defined as stockholders’ equity divided by common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders’ equity less goodwill and other intangibles divided by common shares outstanding
(3)	Common shares have been adjusted to reflect the 11 for 10 stock split
(4)	Per share values have been restated to reflect the 11 for 10 stock split

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended March 31,
	2016	2015
INTEREST INCOME:
Interest and fees on loans held for investment	$10,689,745	$9,840,336
Interest on mortgage loans held for sale	1,411,908	1,307,037
Interest on investment securities	110,358	88,915
Interest on federal funds sold	3,632	8,253
Dividends on equity securities	45,229	39,000
Interest on other bank accounts	156,954	102,029

Total interest income	12,417,826	11,385,570

INTEREST EXPENSE:
Interest on deposits	854,044	668,060
Interest on trust preferred subordinated debt	55,689	46,415
Interest on other borrowings	2,386	22,606

Total interest expense	912,119	737,081

NET INTEREST INCOME	11,505,707	10,648,489
PROVISION FOR LOAN LOSSES	—	250,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,505,707	10,398,489

NON-INTEREST INCOME:
Mortgage banking income	19,018,308	21,063,679
Service charges and fees	500,139	516,554
Title income	215,603	232,771
Investment and insurance income	478,576	344,126
Other income	116,808	109,033

Total non-interest income	20,329,434	22,266,163

NON-INTEREST EXPENSE:
Salaries and employee benefits	10,142,860	9,594,276
Commissions and incentives	7,730,892	9,445,138
Occupancy and equipment	2,273,481	2,288,508
Loan origination expense	1,793,662	2,458,663
Marketing expense	774,401	746,227
Data processing	613,954	629,750
Telephone	351,731	325,746
Other expenses	1,690,804	1,689,524

Total non-interest expense	25,371,785	27,177,832

INCOME BEFORE TAXES	6,463,356	5,486,820

Income tax provision	(2,363,340)	(1,993,340)

NET INCOME	4,100,016	3,493,480
Less: Net income attributable to noncontrolling interest	(43,307)	(32,273)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC	$4,056,709	$3,461,207

NET INCOME PER COMMON SHARE:
Basic (1)	$0.34	$0.29
Diluted (1)	$0.34	$0.29
Weighted average basic shares outstanding (1)	11,880,553	11,801,379
Weighted average diluted shares outstanding (1)	11,880,553	11,837,888
Return on average assets	1.42%	1.31%
Return on average stockholders’ equity	13.73%	12.98%

(1)	2015 Per share values have been restated to reflect the 11 for 10 stock dividend

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands, except per share data)	For the Quarter Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
EARNINGS - COMMERCIAL AND OTHER BANKING SEGMENT
Interest income	$12,107	$11,652	$11,497	$11,526	$10,999
Interest expense	(912)	(790)	(810)	(810)	(737)

Net interest income	11,195	10,862	10,687	10,716	10,262
Recovery (provision) of/for loan losses	—	500	—	(250)	(250)
Noninterest income - other	1,311	1,588	1,359	1,385	1,202
Noninterest expense	(7,395)	(8,425)	(7,605)	(8,174)	(7,815)

Pre-tax net income	5,111	4,525	4,441	3,677	3,399
Noncontrolling interest in net income	(12)	(19)	(13)	(15)	(16)
Income taxes	(1,869)	(1,539)	(1,622)	(1,327)	(1,235)

Net income	$3,230	$2,967	$2,806	$2,335	$2,148

EARNINGS - MORTGAGE BANKING OPERATIONS
Interest income	$1,411	$1,415	$1,495	$1,746	$1,307
Interest expense	(1,101)	(1,017)	(1,056)	(1,248)	(921)

Net interest income	310	398	439	498	386
Noninterest income - mortgage banking income	17,743	17,541	20,595	22,449	18,307
Forward rate commitments and unrealized hedge gain (loss)	665	(288)	(834)	341	1,267
Noninterest expense	(17,366)	(17,101)	(19,649)	(21,529)	(17,873)

Pre-tax net income	1,352	550	551	1,759	2,087
Noncontrolling interest in net income	(31)	(49)	(28)	(36)	(16)
Income taxes	(494)	(266)	(201)	(634)	(758)

Net income	$827	$235	$322	$1,089	$1,313

INTERCOMPANY ELIMINATIONS
Interest income - Commercial and Other Banking Segment	(1,101)	(1,017)	(1,056)	(1,248)	(921)
Interest expense - Mortgage Banking Operations	1,101	1,017	1,056	1,248	921
EARNINGS - CONSOLIDATED
Interest income	$12,417	$12,050	$11,936	$12,024	$11,385
Interest expense	(912)	(790)	(810)	(810)	(737)

Net interest income	11,505	11,260	11,126	11,214	10,648
Recovery (provision) of/for loan losses	—	500	—	(250)	(250)
Noninterest income - mortgage banking income	19,018	17,095	19,380	22,241	21,064
Noninterest income - other	1,311	1,388	1,359	1,385	1,202
Noninterest expense	(25,371)	(25,168)	(26,873)	(29,154)	(27,178)

Pre-tax net income	6,463	5,075	4,992	5,436	5,486
Noncontrolling interest in net income	(43)	(68)	(41)	(51)	(32)
Income taxes	(2,363)	(1,805)	(1,823)	(1,961)	(1,993)

Net income	$4,057	$3,202	$3,128	$3,424	$3,461

PER COMMON SHARE (1)
Earnings per share - basic	$0.34	$0.27	$0.26	$0.29	$0.29
Earnings per share - diluted	0.34	0.27	0.26	0.29	0.29
Common stock - per share dividends	0.09	0.09	0.08	0.08	0.07
Average Basic Shares Outstanding	11,880,553	11,856,180	11,864,347	11,836,175	11,801,379
Average Diluted Shares Outstanding	11,880,553	11,856,180	11,864,347	11,848,826	11,837,888
YIELDS
Loans held for investment	5.16%	5.19%	5.17%	5.21%	5.21%
Mortgage loans held for sale, net at fair value	4.01	3.94	4.02	3.88	3.90
Other earning assets	1.33	1.53	1.04	1.38	1.31
Total earning assets	4.60	4.64	4.49	4.59	4.62
Interest bearing checking	0.12	0.12	0.12	0.13	0.13
Money market and regular savings	0.38	0.36	0.35	0.36	0.30
Time deposits	0.68	0.68	0.65	0.61	0.61
Borrowings	2.00	0.90	0.96	1.04	1.33
Total interest-bearing liabilities	0.50	0.46	0.46	0.44	0.43
Interest rate spread	4.10	4.18	4.03	4.15	4.19
Net interest margin	4.27	4.34	4.19	4.28	4.32
FINANCIAL RATIOS
Return on average assets	1.42%	1.16%	1.11%	1.22%	1.31%
Return on average stockholders’ equity	13.73	10.89	10.82	12.28	12.98
Non-interest revenue/Total revenue	62.1	60.5	63.5	66.3	66.2
Efficiency - Consolidated	80.6	84.6	84.3	83.7	82.6
Efficiency - Bank only	59.4	60.9	60.8	64.6	66.2
Average equity to average assets	10.34	10.61	10.22	9.92	10.10

(1)	Per common share values have been restated to reflect the 11 for 10 stock dividend December 2015

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands, except per share data)	For the Quarter Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$8,887	$8,733	$8,676	$8,644	$8,949
(Recovery) provision of/for loan losses	—	(500)	—	250	250
Charge-offs	(23)	(70)	—	(287)	(598)
Recoveries	37	724	57	69	43

Net recoveries (charge-offs)	14	654	57	(218)	(555)

Ending balance	$8,901	$8,887	$8,733	$8,676	$8,644

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due	$104	$248	$—	$—	$175
Nonaccrual loans	1,844	1,990	1,841	2,266	4,325
OREO and reposessed assets	0	0	275	375	100

Nonperforming assets	$1,948	$2,238	$2,116	$2,641	$4,600

ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.16%	0.19%	0.19%	0.23%	0.39%
Nonperforming loans to total loans	0.23	0.27	0.23	0.29	0.57
Allowance for loan losses to total loans held for investment	1.05	1.07	1.10	1.09	1.10
Allowance for loan losses to nonperforming loans	456.93	397.10	474.36	382.88	192.09
Annualized net charge-offs to average loans held for investment	(0.01)	(0.33)	(0.03)	0.11	0.29
PERIOD END BALANCES (Amounts in thousands)
Total mortgage loans held for sale	$189,131	$169,345	$153,243	$193,948	$159,899
Total loans held for investment	850,054	829,269	790,704	792,962	787,003
Interest-earning assets	1,150,341	1,099,316	1,059,135	1,101,733	1,110,582
Assets	1,212,307	1,161,454	1,121,589	1,170,675	1,178,380
Total deposits	1,063,411	999,094	962,179	979,023	1,037,140
Other borrowings	10,000	26,000	20,000	56,025	11,050
Stockholders’ equity	120,939	117,633	116,034	113,460	111,443
AVERAGE BALANCES (Amounts in thousands)
Total mortgage loans held for sale	$141,478	$142,363	$147,670	$180,485	$136,084
Total loans held for investment	837,806	792,115	783,113	778,757	771,587
Interest-earning assets	1,090,944	1,040,577	1,060,069	1,062,119	1,009,389
Assets	1,149,440	1,099,252	1,122,895	1,126,749	1,070,581
Total deposits	1,003,306	939,400	955,979	969,144	925,984
Other borrowings	11,652	24,756	33,872	27,437	21,049
Stockholders’ equity	118,858	116,634	114,714	111,824	108,174
MORTGAGE PRODUCTION (Amounts in thousands)
Dollar volume of mortgage loans closed	$457,891	$468,606	$527,514	$605,401	$487,423
Percentage of refinance based on dollar volume	29.6%	24.3%	17.3%	23.9%	47.0%